UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2018

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-215998	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 22, 2018, FTS International, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the several lenders party thereto (the “Lenders”), pursuant to which the Lenders agreed to provide the Company an asset-based lending credit facility (the “ABL Facility”).  The ABL Facility provides the Company with an aggregate principal commitment of up to $250.0 million for revolving credit loans, with a sublimit of $50.0 million for letters of credit. Subject to some conditions, the ABL Facility may be increased up to an additional $100.0 million at the Company’s option if the Lenders agree to increase their commitments.  Availability under the ABL Facility is subject to a borrowing base comprised of, among other things, eligible accounts receivable, eligible unbilled accounts and eligible inventory. The ABL Facility has a five-year term, with an initial maturity date of February 22, 2023.  The maturity date is subject to adjustment in the event that either of the Term Loan Agreement, dated as of April 16, 2014 (the “Term Loan Agreement”), among the Company, Wells Fargo, as administrative agent, and other lenders party thereto, or the Company’s 6.250% senior secured notes due May 1, 2022 (the “2022 Notes”) reach their maturity dates before the ABL Facility.

The ABL Facility is guaranteed, subject to some exceptions, by the Company’s current and future wholly owned domestic restricted subsidiaries (other than foreign subsidiary holding companies).  Under a Guaranty and Security Agreement (the “Security Agreement”), among the Company, the other parties thereto, and Wells Fargo, as administrative agent, and a Trademark Security Agreement (the “Trademark Security Agreement”), between FTS International Services, LLC and Wells Fargo, as administrative agent, each dated February 22, 2018, the obligations under the ABL Facility are, subject to some exceptions, secured by a continuing security interest in the Company’s and the subsidiary guarantors’ inventory, accounts receivable, some deposit accounts, intellectual property and the equity of some current and future wholly owned domestic subsidiaries, first-tier foreign subsidiaries and foreign subsidiary holding companies. On February 22, 2018, Wells Fargo, the administrative agent under the ABL Facility, entered into a joinder agreement (the “Joinder Agreement”) to the Junior Lien Intercreditor Agreement, dated April 16, 2014 (the “Intercreditor Agreement”), among the Company, the guarantors named therein, Wells Fargo, as collateral agent under the Term Loan Agreement, and U.S. Bank National Association (“U.S. Bank”), as collateral agent under the 2022 Notes.  The Intercreditor Agreement sets forth the relative priorities of each agent’s respective security interests and other matters relating to the administration of those respective security interests.

Advances under the Credit Agreement accrue interest at a per annum rate equal to, at the Company’s election, either a LIBOR rate plus a margin of 1.75% or 2.00%, depending on the amount of utilization of the ABL Facility, or a base rate determined according to a prime rate or federal funds rate plus a margin of 0.75% or 1.00%, depending on the amount of utilization of the ABL Facility. An unused commitment fee at a rate of 0.375% or 0.25% per annum, depending on the amount of utilization of the ABL Facility, applies to un-utilized borrowing capacity under the ABL Facility. Amounts owing under the ABL Facility may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a LIBOR rate election is in effect.

The Credit Agreement contains a springing financial covenant that requires the Company and restricted subsidiaries to maintain a consolidated fixed charge coverage ratio of at least 1.0:1.0 during test periods based on borrowing availability under the ABL Facility or following the occurrence of an event of default. The Credit Agreement also includes other negative covenants that are customary for credit facilities of this type, including covenants that, subject to exceptions described in the Credit Agreement, restrict the ability of the Company and its restricted subsidiaries to: (a) incur additional indebtedness; (b) make investments; (c) make distributions, loans or transfers of assets; (d) enter into, create, incur, assume or suffer to exist any liens, (e) sell assets; (f) enter into transactions with affiliates; (g) merge or consolidate with, or dispose of all assets to a third party, except as permitted thereby; (h) prepay indebtedness; and (i) pay dividends.

The Credit Agreement also contains customary representations and warranties and events of default. If an event of default occurs under the Credit Agreement, then the administrative agent may, and shall if directed by required Lenders, (a) terminate the Lenders’ commitments to fund any additional revolving credit loans or issue or extend any letters of credit, (b) declare any outstanding loans to be immediately due and payable, (c) require the cash collateralization of issued and outstanding letters of credit and/or (d) foreclose on the collateral securing the obligations under the ABL Facility.

The Company intends to utilize the ABL Facility for the issuance of letters of credit, as well as general working capital purposes in order to provide the Company with more flexibility and borrowing capacity.  As of February 22, 2018, the ABL Facility is undrawn.  The Company has $5.85 million in outstanding letters of credit, which are deemed to be outstanding under the ABL Facility.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.31, the Security Agreement, a copy of which is attached hereto as Exhibit 10.32, the Trademark Security Agreement, a copy of which is attached hereto as Exhibit 10.33 the Joinder Agreement to the Intercreditor Agreement, a copy of which is attached hereto as Exhibit 10.34, and the other agreements included as exhibits in Item 9.01 of this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

As previously announced, the Company issued a conditional notice to redeem the Company’s senior secured floating rate notes due June 15, 2020 (the “2020 Notes”).  The redemption of the 2020 Notes was conditioned on the completion of the initial public offering of the Company’s common stock and the Company entering into the Credit Agreement.  On February 22, 2018 (the “Redemption Date”), the Company redeemed the remaining $230.0 million principal amount of the 2020 Notes, from proceeds received in connection with the initial public offering of the Company’s common stock.  The 2020 Notes were redeemed at a redemption price equal to the sum of the outstanding principal amount of the 2020 Notes, a redemption premium and accrued and unpaid interest on the 2020 Notes as of the Redemption Date.  In accordance with the terms of the Indenture, dated June 1, 2015, among the Company, as issuer, the guarantors named therein, and U.S. Bank, as trustee (the “2020 Note Indenture”), the 2020 Note Indenture was satisfied and discharged as of February 22, 2018.  In connection with the satisfaction and discharge of the Indenture, on February 22, 2018, the Amended and Restated Trademark Security Agreement, dated as of June 22, 2015, from FTS International Services, LLC to U.S. Bank, was also terminated.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.  Other Events.

On February 22, 2018, the Company prepaid $50.0 million of outstanding principal under the Term Loan Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

4.1**	Indenture, dated as of April 16, 2014, among FTS International, Inc., as issuer, the guarantors named therein and U.S. Bank National Association, as collateral agent and trustee
4.2**	Indenture, dated as of June 1, 2015, among FTS International, Inc., as issuer, the guarantors named therein and U.S. Bank National Association, as collateral agent and trustee
10.1**	Term Loan Agreement, dated as of April 16, 2014, among FTS International, Inc., Wells Fargo Bank, National Association, as administrative agent, and other lenders party thereto
10.16**

Security Agreement, dated as of April 16, 2014, by and among FTS International, Inc., FTS International Services, LLC, FTS International Manufacturing, LLC and U.S. Bank National Association, as collateral agent

10.17**

Pari Passu Intercreditor Agreement, dated as of April 16, 2014, among FTS International, Inc., FTS International Services, LLC, FTS International Manufacturing, LLC and U.S. Bank National Association, as collateral agent, and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Term Secured Parties (as defined therein)

10.18**

Junior Lien Intercreditor Agreement, dated as of April 16, 2014, among FTS International, Inc., FTS International Services, LLC, FTS International Manufacturing, LLC, Wells Fargo Bank, National Association in its capacity as administrative agent under the Term Loan Agreement, US Bank National Association, as collateral agent and Wells Fargo Bank, National Association, in its capacity as administrative agent for the ABL Secured Parties (as defined therein)

10.19**

Junior Lien Intercreditor Agreement Joinder, dated as of June 1, 2015, among FTS International, Inc., FTS International Services, LLC, FTS International Manufacturing, LLC, Wells Fargo Bank, National Association in its capacity as administrative agent under the Term Loan Agreement, US Bank National Association, as collateral agent and Wells Fargo Bank, National Association, in its capacity as administrative agent for the ABL Secured Parties (as defined in the Junior Lien Intercreditor Agreement)

10.20**

Guaranty and Security Agreement, dated as of April 16, 2014, from FTS International, Inc., FTS International Services, LLC and FTS International Manufacturing, LLC to Wells Fargo Bank, National Association

10.21**

Amended and Restated Trademark Security Agreement, dated as of June 22, 2015, from FTS International Services, LLC to Wells Fargo Bank, National Association pursuant to the Term Loan Agreement dated April 16, 2014

10.22**	Amended and Restated Trademark Security Agreement, dated as of June 22, 2015, from FTS International Services, LLC to U.S. Bank National Association pursuant to the Indenture dated April 16, 2014
10.23**	Amended and Restated Trademark Security Agreement, dated as of June 22, 2015, from FTS International Services, LLC to U.S. Bank National Association pursuant to the Indenture dated June 1, 2015
10.31*	Credit Agreement, dated February 22, 2018, among FTS International, Inc., Wells Fargo Bank, National Association, as administrative agent, and the several lenders party thereto
10.32*

Guaranty and Security Agreement, dated February 22, 2018, among FTS International Services, LLC, FTS International, Inc., FTS International Manufacturing, LLC and Wells Fargo Bank, National Association, as administrative agent

10.33*	Trademark Security Agreement, dated February 22, 2018, between FTS International Services, LLC and Wells Fargo Bank, National Association, as administrative agent
10.34*

Junior Lien Intercreditor Agreement Joinder, dated as of February 22, 2018, among FTS International, Inc., FTS International Services, LLC, FTS International Manufacturing, LLC, Wells Fargo Bank, National Association in its capacity as administrative agent under the Term Loan Agreement, US Bank National Association, as the notes collateral agent and Wells Fargo Bank, National Association, in its capacity as the ABL Facility Agent (as defined in the Junior Lien Intercreditor Agreement)

*                                         Filed herewith

**                                  Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer and Treasurer

Date: February 22, 2018

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.31*	Credit Agreement, dated February 22, 2018, among FTS International, Inc., Wells Fargo Bank, National Association, as administrative agent, and the several lenders party thereto
10.32*

Guaranty and Security Agreement, dated February 22, 2018, among FTS International Services, LLC, FTS International, Inc., FTS International Manufacturing, LLC and Wells Fargo Bank, National Association, as administrative agent

10.33*	Trademark Security Agreement, dated February 22, 2018, between FTS International Services, LLC and Wells Fargo Bank, National Association, as administrative agent
10.34*

Junior Lien Intercreditor Agreement Joinder, dated as of February 22, 2018, among FTS International, Inc., FTS International Services, LLC, FTS International Manufacturing, LLC, Wells Fargo Bank, National Association in its capacity as administrative agent under the Term Loan Agreement, US Bank National Association, as the notes collateral agent and Wells Fargo Bank, National Association, in its capacity as the ABL Facility Agent (as defined in the Junior Lien Intercreditor Agreement)

*                                         Filed herewith